EXHIBIT 99.1

PGT Reports 2008 First Quarter Results

VENICE, Fla., April 30, 2008 (PRIME NEWSWIRE) -- PGT, Inc. (Nasdaq:PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, today announced financial results for its first quarter ended March 29, 2008.

"We continue to gain share in a market that is still weakening as our sales decreased 24.5% in a housing market with starts down 56% in the first quarter of 2008 compared to the same period last year," said Rod Hershberger, PGT's President and Chief Executive Officer. "In the fourth quarter of 2007, we reduced our cost structure and better aligned our operations with reduced sales levels, but we continued to analyze our target markets, internal structure, projected run-rate, and efficiency. Unfortunately, the continued declining trend in sales required us to take further actions in March to streamline our processes and reduce expenses. We hope that the worst is behind us, but we are prepared for the challenge ahead and continue to watch for signs that the housing market is stabilizing."

Highlights of the First Quarter Financial Results include:

(See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their GAAP equivalents.)

 --  Total revenues were $54.8 million, a decrease of $17.8 million or
     24.5% versus the first quarter of 2007.

 --  Gross margin percentage was 29.3%, compared to 34.0% in the same quarter of 2007. Gross margin decreased due mainly to declining operating leverage due to lower overall sales volumes.

 --  Restructuring costs totaled $1.8 million in the first quarter, of which $1.1 million was included in cost of goods sold. Adjusted for the restructuring costs, gross margin percentage was 31.3%.
     The remaining $0.7 million of restructuring costs is included in
     SG&A.

 --  SG&A was $16.3 million, a decrease of $3.9 million from the prior year quarter mainly driven by lower personnel-related costs related to cost-alignment initiatives taken in the fourth quarter of 2007 and first quarter of 2008 and lower selling and marketing costs associated with lower sales volumes.

 --  Net loss in the first quarter was $1.8 million compared to net income of $0.8 million for the same period of 2007. Adjusting for the $1.8 million restructuring charge, the net loss for the first quarter was $0.7 million.

 --  Net loss per diluted share for the first quarter was $0.06 compared to net income per diluted share of $0.03 for the
     comparable period of 2007. On an adjusted basis, the net loss per diluted share for the first quarter of 2008 was $0.03.

 --  EBITDA was $4.1 million for the first quarter compared to $8.3 million for the comparable period in 2007. Adjusted for the restructuring charge, EBITDA for the quarter was $5.8 million for the 2008 first quarter.

Commenting on the first quarter results, Jeff Jackson, PGT's Chief Financial Officer, stated, "We experienced a further decline in sales as the markets we serve remain weak. This resulted in a further decrease in our operating leverage. We took action to realign our cost structure, reducing operating expenses in both the fourth quarter of 2007 and again in the first quarter of 2008. We recognized the benefit of the first cost reduction in the first quarter and we expect to recognize the full benefit of both cost reductions in the second quarter of 2008. We closely monitor the housing market and continue to place significant focus on our operational cost structure. We will continue to take action as required for the long-term health of the Company."

Conference Call

As previously announced, PGT will hold a conference call Thursday, May 1, 2008, at 10:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-397-0235 (U.S. and Canada) and 719-325-4938 (international). A replay of the call will be available beginning May 1, 2008, at 1:30 p.m. Eastern Time through May 15, 2008. To access the replay, dial 888-203-1112 (U.S. and Canada) or 719-457-0820 (international) and refer to passcode 7925433. The webcast will also be available through the Investor Relations section of the PGT, Inc. website, http://www.pgtinc.com.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is also one of the largest window and door manufacturers in the United States. Founded in 1980, the company employs approximately 1,500 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, Fla., Salisbury, N.C. and Lexington, N.C. Sold through a network of over 1,300 independent distributors, the company's total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market, which includes the Caribbean, South America and Australia. PGT's product line includes PGT(R) Aluminum and Vinyl Windows and Doors; WinGuard(R) Impact-Resistant Windows and Doors; PGT(R) Architectural Systems; and Eze-Breeze(R) Sliding Panels. PGT Industries is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI).

The PGT, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4199

Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

                      PGT, INC. AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (unaudited - in thousands, except per share amounts)

                                                   Quarter Ended
                                              ------------------------
                                               March 29,     March 31,
                                                 2008          2007
                                              ----------    ----------

 Net sales                                    $   54,836    $   72,602
 Cost of sales                                    38,765        47,903
                                              ----------    ----------
    Gross margin                                  16,071        24,699
 Selling, general and
  administrative expenses                         16,269        20,172
                                              ----------    ----------
   (Loss) income from operations                    (198)        4,527
 Interest expense                                  2,727         3,124
 Other (income) expenses, net                       (107)          133
                                              ----------    ----------
   (Loss) income before income taxes              (2,818)        1,270
 Income tax (benefit) expense                     (1,031)          469
                                              ----------    ----------
 Net (loss) income                            $   (1,787)   $      801
                                              ==========    ==========

 Basic net (loss) income per common
  share                                       $    (0.06)   $     0.03
                                              ==========    ==========

 Diluted net (loss) income per common
  share                                       $    (0.06)   $     0.03
                                              ==========    ==========

    Weighted average common shares
     outstanding:
 Basic                                            27,636        26,999
                                              ==========    ==========

 Diluted                                          27,636        28,366
                                              ==========    ==========

                     PGT, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                            (in thousands)

                                               March 29,      Dec. 29,
                                                 2008           2007
                                               ---------     ---------
 ASSETS                                       (unaudited)
 Current assets:
 Cash and cash equivalents                     $  18,208      $ 19,479
 Accounts receivable, net                         21,613        20,956
 Inventories, net                                  9,496         9,223
 Deferred income taxes                             3,293         3,683
 Other current assets                              9,485         7,080
                                               ---------     ---------
    Total current assets                          62,095        60,421

 Property, plant and equipment, net               78,357        80,184
 Other intangible assets, net                     94,956        96,348
 Goodwill                                        169,648       169,648
 Other assets, net                                 1,187         1,264
                                               ---------     ---------
    Total assets                               $ 406,243     $ 407,865
                                               =========     =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:

 Accounts payable and accrued expenses         $  14,714     $  15,235
 Current portion of long-term debt                   663           332
                                               ---------     ---------
    Total current liabilities                     15,377        15,567
 Long-term debt                                  129,337       129,668
 Deferred income taxes                            48,927        48,927
 Other liabilities                                 3,174         3,231
                                               ---------     ---------
    Total liabilities                            196,815       197,393

 Total shareholders' equity                      209,428       210,472
                                               ---------     ---------
 Total liabilities and shareholders'
  equity                                       $ 406,243     $ 407,865
                                               =========     =========

                       PGT, INC. AND SUBSIDIARY
      RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR
                          GAAP EQUIVALENTS
         (unaudited - in thousands, except per share amounts)

                                                   Quarter Ended
                                              ------------------------
                                               March 29,     March 31,
                                                 2008          2007
                                              ----------    ----------
 Reconciliation to Adjusted Net (Loss)
  Income and Adjusted Net (Loss)
  Income per share (1):
 Net (loss) income                            $   (1,787)   $      801
 Reconciling items:
   Restructuring charge (2)                        1,752            --
   Tax effect of reconciling item                   (683)           --
                                              ----------    ----------
 Adjusted net (loss) income                   $     (718)   $      801
                                              ==========    ==========

 Weighted average diluted shares
  outstanding (3)                                 27,636        28,366
                                              ==========    ==========

 Adjusted net (loss) income per
  share - diluted                             $    (0.03)   $     0.03
                                              ==========    ==========

 Reconciliation to EBITDA and
  Adjusted EBITDA:
 Net (loss) income                            $   (1,787)   $      801
 Reconciling items:
   Depreciation and amortization expense           4,185         3,945
   Interest expense                                2,727         3,124
   Income tax (benefit) expense                   (1,031)          469
                                              ----------    ----------
 EBITDA                                            4,094         8,339
 Add: Restructuring charge (2)                     1,752            --
                                              ----------    ----------
      Adjusted EBITDA                         $    5,846    $    8,339
                                              ==========    ==========
      Adjusted EBITDA as percentage
       of net sales                                 10.7%         11.5%
                                                    ====          ====

 (1) The company provided detailed explanations of its non-GAAP financial measures in its Form 8-K filed April 30, 2008.

 (2) Represents charge related to restructuring actions taken in the first quarter of 2008 as announced on March 4, 2008 of which $1.1 million is included in cost of goods sold and $0.7 million is included in selling, general and administrative expenses. This charge related primarily to employee separation costs.

 (3) Because there was a net loss in the first quarter of 2008, the effect of stock compensation plans was anti-dilutive. Therefore, in the 2008 first quarter, basic and diluted weighted-average common shares outstanding are equal.

CONTACT:  PGT, Inc.
          Jeffrey T. Jackson
          941-486-0100, ext. 22786
          jjackson@pgtindustries.com